Exhibit 99.1

GA8 TENANTS

COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

GA8 TENANTS

DECEMBER 31, 2022 AND 2021

INDEPENDENT AUDITORS’ REPORT

To the Owners and Management

GA8 Tenants

Opinion

We have audited the accompanying combined financial statements of GA8 Tenants, which comprise the combined balance sheets as of December 31, 2022 and 2021, and the related combined statements of income and changes in members’ equity and cash flows for the years then ended, and the related notes to the combined financial statements.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of GA8 Tenants as of December 31, 2022 and 2021, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Combined Financial Statements section of our report. We are required to be independent of GA8 Tenants and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about GA8 Tenants’ ability to continue as a going concern within one year after the date that the combined financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Combined Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of GA8 Tenants’ internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about GA8 Tenants’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings and certain internal control related matters that we identified during the audit.

/s/ Warren Averett, LLC

Birmingham, Alabama

March 13, 2023

GA8 TENANTS

COMBINED BALANCE SHEETS

DECEMBER 31, 2022 AND 2021

ASSETS
	2022	2021
CURRENT ASSETS
Cash	$4,047,322	$3,114,852
Patient accounts receivable, net	13,571,787	12,894,880
Estimated third-party payor settlements	—	513,153
Prepaid expenses and other current assets	929,060	578,626
Other receivables	4,694,190	5,757,779
Total current assets	23,242,359	22,859,290
NONCURRENT ASSETS
Right-of-use asset, net (see note 1)	124,631,303	—
Property and equipment, net	511,080	407,544
Deposits	3,462,085	3,462,085
Total noncurrent assets	128,604,468	3,869,629
TOTAL ASSETS	$151,846,827	$26,728,919

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$9,400,775	$7,237,383
Accrued expenses	—	324,384
Accrued payroll and benefits	438,591	665,197
Current lease liabilities (see note 1)	6,273,189	—
Medicare advance payment loan	—	1,955,625
Total current liabilities	16,112,555	10,182,589
PAYCHECK PROGRAM PROTECTION LOAN	—	3,812,300
LONG-TERM LEASE LIABILITIES (see note 1)	123,428,432	—
MEMBERS’ EQUITY	12,305,840	12,734,030
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$151,846,827	$26,728,919

See notes to the combined financial statements.

GA8 TENANTS

COMBINED STATEMENTS OF INCOME AND CHANGES IN MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021
REVENUES
Net patient service revenue	$77,151,042	73,028,068
COVID‑19 Relief Funds revenue	1,446,482	3,140,176
	78,597,524	76,168,244
OPERATING EXPENSES (INCOME)
Administrative and general services	11,250,387	11,154,677
Management services	4,219,897	3,986,381
Employee health and welfare	2,224,942	2,932,177
Plant operations	2,215,290	1,866,549
Dietary services	5,276,659	4,432,404
Housekeeping and laundry	2,200,473	2,135,739
Nursing services	27,863,663	20,755,923
Social services	290,972	241,707
Medical services	874,615	852,495
Rehabilitative therapies	8,507,704	9,211,057
Recreation	531,077	486,707
Provision for bad debt	2,153,854	3,168,446
Employee retention tax credit	—	(6,873,073)
Rent on facilities	—	15,316,057
Amortization of ROU assets	8,902,235	—
Interest on lease liabilities	6,843,573	—
Depreciation	149,011	132,794
Property insurance	118,813	24,497
Total operating expenses	83,623,165	69,824,537
INCOME (LOSS) FROM OPERATIONS	(5,025,641)	6,343,707
OTHER INCOME
Other income	246,145	—
Gain on forgiveness of debt	3,812,300	—
Insurance proceeds from business interruption	949,006	—
Total other income (expense)	5,007,451	—
NET INCOME (LOSS)	(18,190)	6,343,707
MEMBERS’ EQUITY AT BEGINNING OF YEAR	12,734,030	8,197,408
DISTRIBUTIONS	(410,000)	(1,807,085)
MEMBERS’ EQUITY AT END OF YEAR	$12,305,840	$12,734,030

See notes to the combined financial statements.

GA8 TENANTS

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(18,190)	$6,343,707
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation	149,011	132,795
Provision for bad debt expense	2,153,854	3,168,446
Amortization of Right of Use Asset	8,902,235	—
Gain on forgiveness of debt	(3,812,300)	—
Change in other assets	—	(3,394,180)
Change in patient accounts receivable	(2,830,761)	978,943
Change in estimated third-party payor settlements	513,153	613,917
Change in prepaid expenses	(350,434)	446,849
Change in other receivables	1,063,589	(5,335,802)
Change in accounts payable	2,163,392	1,263,598
Change in accrued expenses	(324,384)	242,089
Change in accrued payroll and benefits	(226,606)	(95,927)
	7,400,749	(1,979,272)
Net cash provided by operating activities	7,382,559	4,364,435

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(203,035)	(218,339)
Net cash used in investing activities	(203,035)	(218,339)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions	(410,000)	(1,807,085)
Principal payment on lease liabilities	(3,881,429)	—
Repayment of Medicare advance payment loan	(1,955,625)	(1,943,697)
Net cash used in financing activities	(6,247,054)	(3,750,782)
INCREASE IN CASH	932,470	395,314
CASH AT BEGINNING OF YEAR	3,114,852	2,719,538
CASH AT END OF YEAR	$4,047,322	$3,114,852

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION
Cash paid during the year for interest	$6,843,570	$—

SUPPLEMENTAL DISCLOSURES OF
NONCASH OPERATING, INVESTING AND
FINANCING ACTIVITIES
Right-of-use asset and lease liability associated with implementation of ASC 842	$133,533,538	$—

Vehicle acquired through financing lease	$49,512	$—

See notes to the combined financial statements.

GA8 TENANTS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

GA8 Tenants (the Company) operates eight nursing facilities located in Georgia, which includes, GACalhoun SNF LLC, GAChatsworth SNF LLC, GAFairburn SNF LLC, GADecatur SNF LLC, GACartersville SNF LLC, GAJasper SNF LLC, GAStone Mountain SNF LLC, and Willowwood PAC LLC, collectively known as GA8 Tenants.

Principles of Combination

The accompanying combined financial statements include GACalhoun SNF LLC, GAChatsworth SNF LLC, GAFairburn SNF LLC, GADecatur SNF LLC, GACartersville SNF LLC, GAJasper SNF LLC, GAStone Mountain SNF LLC, and Willowwood PAC LLC, collectively known as GA8 Tenants. Upon combination, all material intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of the combined financial statements in conformity with generally accepted accounting principles (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Net Patient Service Revenue

Net patient service revenue is reported at the estimated net realizable amounts from residents, third-party payors and others for services rendered.

Revenue under third-party payor agreements is paid on a prospective basis and is subject to audit by the third-party payor. Provisions for estimated third-party payor settlements are provided in the period the related services are rendered. Differences between the estimated amounts accrued, and interim and final settlements, are reported in operations in the year final settlements are determined.

The promise to provide quality care is accounted for as a single performance obligation. The Company has concluded that the contracts with patients and residents represent a bundle of distinct services that are substantially the same, with the same pattern of transfer to the customer. The Company uses the portfolio approach as a practical expedient to group patient contracts with similar characteristics, such that revenue for a given portfolio would not be materially different than if it were evaluated on a contract-by-contract basis. These analyses incorporated consideration of reimbursements at varying rates from Medicaid, Medicare, Private Pay and other commercial payments for services. In order to determine the transaction price, the Company estimates the amount of variable consideration at the beginning of the contract using the expected value method. Changes in the Company’s expectation of the amount it will receive from the patient or third-party payors will be recorded in revenue unless there is a specific event that suggests the patient or third-party payor no longer has the ability and intent to pay the amount due and, therefore, the changes in its estimate of variable consideration better represent an impairment, or bad debt. The Company satisfies its performance obligation by providing quality of care services to its patients and residents on a daily basis until termination of the contract.

GA8 TENANTS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

The following tables summarize revenue from contracts with customers by payor source for the periods presented:

2022
	Other	Total
	Third-Party	of All
	Medicare	Medicaid	Payors	Patients	Payors
Patient service revenue
(net of contractual allowances, discounts and implicit price concessions)	$26,460,749	$42,040,945	$6,289,774	$2,359,574	$77,151,042

2021
	Other	Total
	Third-Party	of All
	Medicare	Medicaid	Payors	Patients	Payors
Patient service revenue
(net of contractual allowances, discounts and implicit price concessions)	$26,600,322	$38,304,073	$6,175,651	$1,948,022	$73,028,068

Accounts Receivable

Accounts receivable is reported in the combined balance sheet at the outstanding balance net of an estimated allowance for doubtful accounts. Billing terms usually provide for payment within 30 days. An allowance for doubtful accounts is estimated based upon review of outstanding receivables, historical collection information and existing economic conditions. Bad debts are charged against the allowance when substantially all collection efforts cease. Recovery of bad debts previously charged off are recorded when received. The Company’s billing arrangements generally do not provide for interest on past due amounts. At December 31, 2022, 2021, and 2020, the allowance for doubtful accounts totaled $1,450,735, $1,115,435, and $1,641,010. Total receivables totaled $15,022,522, $14,010,314, and $16,683,279 at December 31, 2022, 2021, and 2020 respectively.

Concentration of Credit Risk

The Company grants credit without collateral to its patients, most of whom are local residents in relation to the nursing home in which they reside and are insured under third-party payor agreements. The mix of receivables from patients and third-party payors was as follows at December 31:

	2022	2021
Medicare	42%	43%
Medicaid	38%	43%
Other insurance	9%	9%
Private pay	11%	5%
	100%	100%

Property and Equipment

Property and equipment acquisitions are recorded at cost less accumulated depreciation. The Company’s policy is to capitalize individual acquisitions of property and equipment greater than $5,000. Depreciation is provided over the estimated useful life of each class of depreciable assets and is computed using the straight-line method.

GA8 TENANTS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Income Taxes

As a limited liability company, income or loss generated by the Company is passed on to the members of the Company and taxed at their individual rates. Therefore, no provision or liability for income taxes has been included in the accompanying combined financial statements.

The Company assessed guidance relating to uncertainty in income taxes. This guidance requires entities to assess their uncertain tax positions for the likelihood that they would be overturned upon Internal Revenue Service examination or upon examination by state taxing authorities. The Company has determined that it does not have any positions at December 31, 2022 and 2021, that it would be unable to substantiate. The Company has filed its tax returns for all years through December 31, 2021.

Leases

The Company leases certain nursing facilities. The Company determines if an arrangement is a lease at inception. Financing leases are included in right-of-use (ROU) assets, current liabilities, and long-term lease liability on the combined balance sheets. The Company does not have any operating leases.

ROU assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Financing lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company uses their incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The financing lease ROU asset also includes any lease payments made and excludes lease incentives. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The Company has elected to apply the short-term lease exemption to leases with an initial term of twelve months or less.

In evaluating contracts to determine if they qualify as a lease, the Company considers factors such as if the Company has obtained substantially all the rights to the underlying asset through exclusivity, if the Company can direct the use of the asset by making decisions about how and for what purpose the asset will be used, and if the lessor has substitution rights. This evaluation may require significant judgement.

Insurance

The Company maintains insurance programs including: workers’ compensation, employees’ medical care, property, casualty, directors’ and officers’ liability, and automobile. The Company believes its insurance programs are adequate and, where there has been a direct transfer of risk to the insurance carrier, the Company does not recognize a liability in the combined financial statements. The Company maintains a claims-made insurance program for general and professional liability and provides an estimated reserve for incurred but not reported claims. In the opinion of management, insurance coverage and estimated reserves for incurred but not reported claims are adequate to cover significant losses, if any.

Medicare Advance Payments

During 2020, the Company applied for and received $3,823,517 from the Medicare Advance Payment Program (MAPP). These funds are an interest free loan that will be subsequently repaid over time. In April 2021, the Company began to repay the loan. At December 31, 2021, the remaining amount to be repaid was $1,955,625 and is recorded as Medicare Advance Payment Loan in the accompanying combined financial statements. This amount was repaid in 2022.

GA8 TENANTS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Reclassifications

Certain prior period amounts have been reclassified to conform to the current year presentation. These reclassifications had no effect on members, the change in members equity or cash flows as previously stated.

Subsequent Events

Management has evaluated subsequent events and their potential effects on these combined financial statements through March 13, 2023, which is the date the combined financial statements were available to be issued.

On March 12, 2023, the New York State Department of Financial Services closed Signature Bank and appointed the Federal Deposit Insurance Corporation (FDIC) as receiver. On that date, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A.  Signature Bridge Bank, N.A is a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. The Company had cash deposits with Signature Bank on March 12, 2023, totaling $2,059,856 of which $286,264 was over the FDIC insured limit of $250,000. The Company does not anticipate any losses from the closure.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (FASB) issued guidance (Accounting Standards Codification [ASC] 842, Leases) to increase transparency and comparability among organizations by requiring the recognition of ROU assets and lease liabilities on the balance sheet. Most prominent among the changes in the standard is the recognition of ROU assets and lease liabilities by lessees for those leases classified as operating leases. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. The Company adopted the standard effective January 1, 2022, and recognized and measured leases existing at, or entered into after, January 1, 2022, with certain practical expedients available. Lease disclosures for the year ended December 31, 2021, are made under prior lease guidance in FASB ASC 840.

The Company elected the available practical expedients to account for its existing operating leases as operating leases, under the new guidance, without reassessing (1) whether the contracts contain leases under the new standard, (2) whether classification of capital leases or operating leases would be different in accordance with new guidance, or (3) whether the unamortized initial direct costs before transition adjustments would have met the definition of initial direct costs in the new guidance at lease commencement.

As a result of the adoption of the new lease accounting guidance, the Company recognized on January 1, 2022, a lease liability of $133,583,051, which represents the present value of the remaining financing lease payments, discounted using the incremental borrowing rate of 5.25% for leases, and a right-of-use asset of $133,533,538.

The standard had a material impact on the combined balance sheets but did not have an impact on the combined income statements, nor combined statements of cash flows. The most significant impact was the recognition of ROU assets and lease liabilities for operating leases.

GA8 TENANTS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

2. PROPERTY AND EQUIPMENT

A summary of property and equipment as of December 31, is as follows:

	2022	2021
Furniture and equipment	$210,490	$75,094
Software and website	4,745	3,913
Minor movable equipment	191,777	183,667
Motor vehicles	51,126	—
Major leasehold improvements	359,620	302,537
	817,758	565,211
Less accumulated depreciation	306,678	157,667
	$511,080	$407,544

Depreciation charged to operations was $149,011 and $132,795 in 2022 and 2021, respectively.

3. FINANCING LEASES

The Company has financing leases for vehicles and nursing facilities. The Company leases have remaining lease terms through December 31, 2036, some of which may include options to extend the leases, and some of which may include options to terminate the leases.

The following is a schedule of future minimum lease payments under all operating leases having initial or remaining noncancelable lease terms in excess of one year:

Financing lease expense
Amortization of ROU assets	$8,902,236
Interest on lease liabilities	6,843,571
Total financing lease expense	$15,745,807

Weighted average remaining lease term	13.93	years

Cash paid for financing lease liabilities
Interest paid	$6,843,570
Principal paid	3,881,429
Total cash paid for financing lease liabilities	$10,724,999

GA8 TENANTS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

3. FINANCING LEASES – CONTINUED

Reported as of December 31, 2022:
Other current liabilities	$6,273,189
Other long-term liabilities	$123,428,432

2023	$12,900,013
2024	12,053,632
2025	12,234,437
2026	12,417,954
2027	12,604,223
Thereafter	122,295,266
184,505,525
Less imputed interest	(54,803,903)
Total	$129,701,622

Associated with the leases, the Company was required to make $3,462,085 in deposits and prepayments related to operating leases. This amount is included in deposits in the accompanying December 31, 2022 and 2021 combined balance sheets.

4. CONTINGENCIES AND COMMITMENTS

Pursuant to legislative directives and authorizations from Congress, the Centers for Medicare and Medicaid Services (CMS) has developed and instituted various Medicare audit programs under which CMS contracts with private companies to conduct audits on claims and medical records. In the ordinary course of business, the Company is subject to inquiries, investigations and audits by these private companies, or other federal and state agencies that oversee applicable healthcare program participation and payment regulations. Audits may include enhanced medical necessity reviews pursuant to the Medicare, Medicaid and SCHIP Extension Act of 2007 and audits under the CMS Recovery Audit Contractor (RAC) program. The Company makes significant efforts through training and education to ensure compliance with all programs.

5. LITIGATION

There are several lawsuits pending against the Company. The ultimate outcome of these claims is uncertain at this time; however, management believes that the liability resulting from the claims, if any, will not have a material adverse effect in the combined financial statements.

6. COVID-19 RELIEF FUNDS REVENUE

As part of the response to the coronavirus pandemic, the federal government passed legislation, referred to as the Coronavirus Aid, Relief, and Economic Security Act, in March 2020, and the America Rescue Plan Act in March of 2021, that included, among other things, financial assistance to offset some of the financial burden incurred by providers in responding to the pandemic. As a result of this legislation, the Company received $123,735 in 2022 ($1,597,821 in 2021) from funds established under the CARES Act in the form of a grant that, as long as certain terms and conditions are met by the Company, is not required to be repaid. The Company has met the terms and conditions as required by the grants and has recognized $123,735 in 2022 ($1,597,821 in 2021) of the relief funds to offset lost revenues and additional expenses incurred for the year ended December 31, 2022, due to the coronavirus pandemic. This amount is recorded as other operating income in the accompanying combined statements of income and changes in members’ equity.

In addition to the above, the Company also received various state grants to help mitigate the coronavirus pandemic. The funds were required to be used for necessary expenditures incurred due to COVID-19. The Company has met the terms and conditions of use and recognized the amounts into income. The Company received $1,322,747 and $1,542,355 in funds in 2022 and 2021, respectively.

GA8 TENANTS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

7. RELATED PARTIES

The Company pays management fees to a related party that provides general and administrative services to the nursing home operators. Management fee expenses incurred for the years ended December 31, 2022 and 2021, totaled $4,219,897 and $3,986,381, respectively. Management fees are presented as an expense and included in administrative services in the accompanying combined financial statements. At December 31, 2022, the Company had $521,602 due from the related party ($294,036 due from the related party in 2021) included in other receivables in the accompanying combined financial statements.

The Company also had other net advances outstanding from related parties totaling $505,749 and $101,917 as of December 31, 2022 and 2021.

8. PAYCHECK PROTECTION LOAN

During 2020, the nursing homes were granted loans (the Loan) from a financial institution in the aggregate amount of $3,812,300 pursuant to the Paycheck Protection Program (the PPP) under Division A, Title I of the CARES Act, which was enacted on March 27, 2020. Under the terms of the PPP, certain amounts of the loan may be forgiven if they are used for qualifying expenses and if certain other requirements as described in the CARES Act are met. The Company used the entire loan amount for qualifying expenses. The Company applied for forgiveness and received with the lender and the Small Business Administration, as such the amount has been recorded as other income in the accompanying 2022 combined financial statements.

9 EMPLOYEE RETENTION TAX CREDIT

In December 2020, the Consolidated Appropriations Act, 2021 (CAA) was signed into law which included additional COVID-19 related relief. The CAA substantially and retroactively expended the Employee Retention Tax Credit (ERTC) for eligible companies. Under the revised terms of the ERTC, companies are eligible to claim the payroll tax credit if the company was fully or partially suspended by a COVID-19 government order or if calendar 2021 gross receipts were less than 20% compared to the same quarter in 2019. For the period January 1, 2021, through September 30, 2021, the Company qualified for $6,876,330 in payroll tax credits. The Company received $2,664,654 during 2022 and $1,644,793 during 2021. The remaining uncollected balance has been recorded as a receivable (included in other receivables) on the accompanying combined balance sheets of $2,566,883 and $5,231,537 as of December 31, 2022 and 2021, respectively, and a reduction to operating expenses of $6,873,073 for the year-ended December 31, 2021, on the accompanying combined statements of income.

SUPPLEMENTARY INFORMATION

INDEPENDENT AUDITORS’ REPORT ON

SUPPLEMENTARY INFORMATION

To the Owners and Management

GA8 Tenants

We have audited the accompanying combined financial statements of GA8 Tenants as of and for the years ended December 31, 2022 and 2021, and our report thereon dated March 13, 2023, which expressed an unmodified opinion on those combined financial statements, appears on pages 1 and 2. Our audit was conducted for the purpose of forming an opinion on the combined financial statements as a whole. The combining balance sheets as of December 31, 2022 and 2021, and the related combining statement of income and members’ equity for the years then ended, are presented for purposes of additional analysis and are not a required part of the combined financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the combined financial statements. The information has been subjected to the auditing procedures applied in the audit of the combined financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the combined financial statements or to the combined financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the combined financial statements as a whole.

/s/ Warren Averett, LLC

Birmingham, Alabama

March 13, 2023

GA8 TENANTS

COMBINING BALANCE SHEET

DECEMBER 31, 2022

ASSETS

	GACalhoun	GAChatsworth	GAFairburn	GADecatur	GACartersville	GAJasper	GAStone Mountain	Willowwood
	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	PAC LLC	Eliminations	TOTAL
CURRENT ASSETS
Cash	$294,538	$772,355	$43,881	$1,248,746	$154,809	$123,365	$116,188	$1,293,440	$—	$4,047,322
Patient accounts receivable, net	1,167,173	998,491	1,000,906	2,092,376	1,436,376	736,318	4,641,300	1,498,847	—	13,571,787
Intercompany receivables	1,410,434	728,794	1,387,432	1,504,148	311,284	15,997	(326,819)	712,397	(5,743,667)	—
Prepaid expenses and other current assets	203,579	68,018	73,977	132,981	60,555	76,785	216,444	96,721	—	929,060
Other receivables	2,220,469	626,111	338,574	28,779	609,759	38,167	511,810	320,521	—	4,694,190
Total current assets	5,296,193	3,193,769	2,844,770	5,007,030	2,572,783	990,632	5,158,923	3,921,926	(5,743,667)	23,242,359

NONCURRENT ASSETS
Right-of-use asset, net	4,585,473	33,128,918	13,863,794	8,641,743	18,143,442	10,199,634	26,193,665	9,874,634	—	124,631,303
Property and equipment, net	139,843	25,006	44,789	94,726	38,787	20,448	84,272	63,209	—	511,080
Deposits	175,703	851,521	387,871	263,623	490,229	285,919	723,311	283,908	—	3,462,085
Total noncurrent assets	4,901,019	34,005,445	14,296,454	9,000,092	18,672,458	10,506,001	27,001,248	10,221,751	—	128,604,468

TOTAL ASSETS	$10,197,212	$37,199,214	$17,141,224	$14,007,122	$21,245,241	$11,496,633	$32,160,171	$14,143,677	$(5,743,667)	$151,846,827

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$1,004,216	$670,169	$1,302,179	$1,211,459	$997,282	$700,935	$1,809,788	$1,704,746	$—	$9,400,775
Accrued payroll and benefits	36,747	83,661	50,617	50,920	61,001	35,431	67,726	52,488	—	438,591
Current lease liability	230,806	1,667,511	669,155	434,973	879,751	638,511	1,255,453	497,029	—	6,273,189
Intercompany payables	2,918,685	—	47,384	311,284	1,880,437	—	712,397	(126,520)	(5,743,667)	—
Total current liabilities	4,190,454	2,421,341	2,069,335	2,008,636	3,818,471	1,374,877	3,845,364	2,127,744	(5,743,667)	16,112,555

LONG-TERM LEASE LIABILITY	4,588,908	32,796,015	13,724,481	8,554,905	17,961,124	10,097,140	25,930,453	9,775,406	—	123,428,432

MEMBERS’ EQUITY (DEFICIT)	1,417,850	1,981,858	1,347,408	3,443,581	(534,354)	24,616	2,384,354	2,240,527	—	12,305,840

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$10,197,212	$37,199,214	$17,141,224	$14,007,122	$21,245,241	$11,496,633	$32,160,171	$14,143,677	$(5,743,667)	$151,846,827

See independent auditors’ report on supplementary information.

GA8 TENANTS

COMBINING STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2022

	GACalhoun	GAChatsworth	GAFairburn	GADecatur	GACartersville	GAJasper	GAStone Mountain	Willowwood
	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	PAC LLC	TOTAL
REVENUES
Net patient service revenue	$7,025,557	$11,096,658	$9,223,563	$9,896,772	$8,918,861	$6,644,205	$14,923,171	$9,422,255	$77,151,042
COVID‑19 Relief Funds revenue	164,962	288,697	164,962	164,962	164,963	164,962	164,962	168,012	1,446,482

	7,190,519	11,385,355	9,388,525	10,061,734	9,083,824	6,809,167	15,088,133	9,590,267	78,597,524
OPERATING EXPENSES (INCOME)
Administrative and general services	1,149,119	1,437,006	1,573,565	1,698,887	1,104,270	941,228	2,103,834	1,242,478	11,250,387
Management services	406,406	601,133	495,511	549,235	488,129	376,645	817,640	485,198	4,219,897
Employee health and welfare	264,756	310,662	243,169	224,838	237,611	182,322	544,824	216,760	2,224,942
Plant operations	251,268	263,070	241,426	271,836	261,491	132,208	482,984	311,007	2,215,290
Dietary services	569,408	778,628	666,974	670,589	563,648	448,237	984,931	594,244	5,276,659
Housekeeping and laundry	202,700	344,527	225,924	298,427	269,093	231,532	377,316	250,954	2,200,473
Nursing services	2,592,783	3,452,398	3,892,260	3,611,919	2,690,121	2,877,724	5,203,621	3,542,837	27,863,663
Social services	44,949	49,156	32,544	—	—	33,713	90,300	40,310	290,972
Medical services	86,136	155,982	31,694	117,942	83,666	90,502	170,425	138,268	874,615
Rehabilitative therapies	783,321	977,446	1,291,734	987,476	981,728	793,954	1,598,068	1,093,977	8,507,704
Recreation	26,712	84,855	81,233	82,644	117,307	36,641	60,487	41,198	531,077
Provision for bad debt	237,924	306,664	215,574	297,688	172,231	136,452	531,012	256,309	2,153,854
Amortization of ROU assets	327,534	2,366,351	990,271	617,267	1,295,960	728,545	1,870,976	705,331	8,902,235
Interest on lease liabilities	251,791	1,819,129	761,268	474,523	996,266	560,067	1,438,308	542,221	6,843,573
Depreciation	28,434	10,261	9,576	31,190	11,152	7,062	33,138	18,198	149,011
Property insurance	12,089	15,589	13,633	10,403	13,734	10,534	20,665	22,166	118,813
TOTAL OPERATING EXPENSES	7,235,330	12,972,857	10,766,356	9,944,864	9,286,407	7,587,366	16,328,529	9,501,456	83,623,165

INCOME (LOSS) FROM OPERATIONS	(44,811)	(1,587,502)	(1,377,831)	116,870	(202,583)	(778,199)	(1,240,396)	88,811	(5,025,641)

OTHER INCOME
Other Income	70,534	14,125	15,577	38,523	26,658	69,218	4,176	7,334	246,145
Gain on forgiveness of debt	407,600	519,500	407,600	502,700	377,800	278,800	721,400	596,900	3,812,300
Insurance proceeds from business interrption	949,006	—	—	—	—	—	—	—	949,006
TOTAL OTHER INCOME	1,427,140	533,625	423,177	541,223	404,458	348,018	725,576	604,234	5,007,451

NET INCOME (LOSS)	$1,382,329	$(1,053,877)	$(954,654)	$658,093	$201,875	$(430,181)	$(514,820)	$693,045	$(18,190)

See independent auditors’ report on supplementary information.

GA8 TENANTS

COMBINING BALANCE SHEET

DECEMBER 31, 2021

ASSETS

	GACalhoun	GAChatsworth	GAFairburn	GADecatur	GACartersville	GAJasper	GAStone Mountain	Willowwood
	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	PAC LLC	Eliminations	TOTAL
CURRENT ASSETS
Cash	$598,873	$851,976	$160,153	$20,404	$378,763	$5,351	$21,015	$1,078,317	$—	$3,114,852
Patient accounts receivable, net	1,109,316	1,271,102	950,462	2,519,646	930,699	807,396	3,860,699	1,445,560	—	12,894,880
Estimated third-party payor settlements	3,136	315,677	(56,308)	22,000	23,347	37,797	(67,409)	234,913	—	513,153
Intercompany receivables	6,495,824	1,910,576	2,345,179	2,099,797	500,325	878,111	1,832,288	729,921	(16,792,021)	—
Prepaid expenses and other current assets	158,216	25,947	26,878	112,476	20,152	50,572	126,597	57,788	—	578,626
Other receivables	1,181,394	648,938	552,644	572,895	890,795	400,761	859,699	650,653	—	5,757,779
Total current assets	9,546,759	5,024,216	3,979,008	5,347,218	2,744,081	2,179,988	6,632,889	4,197,152	(16,792,021)	22,859,290
NONCURRENT ASSETS
Property and equpment, net	74,693	20,435	23,561	79,768	40,566	27,406	83,372	57,743	—	407,544
Deposits	175,703	851,521	387,871	263,623	490,229	285,919	723,311	283,908	—	3,462,085
Total noncurrent assets	250,396	871,956	411,432	343,391	530,795	313,325	806,683	341,651	—	3,869,629
TOTAL ASSETS	$9,797,155	$5,896,172	$4,390,440	$5,690,609	$3,274,876	$2,493,313	$7,439,572	$4,538,803	$(16,792,021)	$26,728,919

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$572,141	$667,811	$890,566	$914,568	$580,830	$702,397	$1,221,930	$1,687,140	$—	$7,237,383
Accrued expenses	18,329	1,919	12,727	279,471	5,606	(10,666)	4,516	12,482	—	324,384
Accrued payroll and benefits	61,277	127,337	65,209	73,137	62,828	70,625	130,585	74,199	—	665,197
Medicare advance payments	172,137	193,194	225,499	253,129	236,923	361,041	491,246	22,456	—	1,955,625
Intercompany payables	8,524,150	1,257,676	415,777	856,116	2,683,118	616,319	1,905,721	533,144	(16,792,021)	—
Total current liabilities	9,348,034	2,247,937	1,609,778	2,376,421	3,569,305	1,739,716	3,753,998	2,329,421	(16,792,021)	10,182,589

PAYCHECK PROGRAM
PROTECTION LOAN	407,600	519,500	407,600	502,700	377,800	278,800	721,400	596,900	—	3,812,300

MEMBERS’ EQUITY (DEFICIT)	41,521	3,128,735	2,373,062	2,811,488	(672,229)	474,797	2,964,174	1,612,482	—	12,734,030

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$9,797,155	$5,896,172	$4,390,440	$5,690,609	$3,274,876	$2,493,313	$7,439,572	$4,538,803	$(16,792,021)	$26,728,919

See independent auditors’ report on supplementary information.

GA8 TENANTS

COMBINING STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2021

	GACalhoun	GAChatsworth	GAFairburn	GADecatur	GACartersville	GAJasper	GAStone Mountain	Willowwood
	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	PAC LLC	TOTAL
REVENUES
Net patient service revenue	$6,867,169	$11,206,277	$8,311,066	$9,068,129	$8,176,877	$6,810,229	$14,884,561	$7,703,760	$73,028,068
COVID‑19 Relief Funds revenue	512,161	330,796	277,872	407,428	549,979	521,541	322,755	217,644	3,140,176

	7,379,330	11,537,073	8,588,938	9,475,557	8,726,856	7,331,770	15,207,316	7,921,404	76,168,244
OPERATING EXPENSES (INCOME)
Administrative and general services	1,254,872	1,313,156	1,405,515	2,048,987	1,115,517	1,021,935	1,913,522	1,081,173	11,154,677
Management services	371,793	612,269	452,575	496,370	436,412	382,682	801,637	432,643	3,986,381
Employee health and welfare	393,387	411,886	368,175	328,243	338,634	194,469	561,657	335,726	2,932,177
Plant operations	202,721	235,244	202,599	286,316	218,094	126,477	375,264	219,834	1,866,549
Dietary services	539,611	624,588	576,695	536,289	515,298	376,649	786,784	476,490	4,432,404
Housekeeping and laundry	261,343	301,989	260,084	248,206	231,859	207,932	379,386	244,940	2,135,739
Nursing services	2,067,724	2,251,946	2,287,019	3,317,138	1,863,115	2,478,358	3,922,236	2,568,387	20,755,923
Medical services	96,351	178,651	29,866	95,098	61,396	53,427	250,807	86,899	852,495
Social services	22,292	38,937	35,338	—	—	37,234	68,458	39,448	241,707
Recreation	20,412	66,277	65,533	75,792	136,480	34,532	57,268	30,413	486,707
Provision for bad debt	363,504	746,970	237,764	359,251	287,139	227,878	588,275	357,665	3,168,446
Rehabilitative therapies	942,844	1,105,763	1,193,320	1,016,057	944,774	898,496	1,931,771	1,178,032	9,211,057
Employee retention tax credit	(814,730)	(1,123,683)	(722,306)	(748,264)	(854,455)	(517,075)	(1,253,843)	(838,717)	(6,873,073)
Rent on facilities	1,193,402	3,100,205	1,164,408	1,264,817	2,923,091	1,685,630	3,546,338	595,457	15,473,348
TOTAL OPERATING EXPENSES	6,915,526	9,864,198	7,556,585	9,324,300	8,217,354	7,208,624	13,929,560	6,808,390	69,824,537

NET INCOME	$463,804	$1,672,875	$1,032,353	$151,257	$509,502	$123,146	$1,277,756	$1,113,014	$6,343,707

See independent auditors’ report on supplementary information.